[STANFORD TELECOM LETTERHEAD]


May 28, 1999



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Stanford Telecommunications, Inc., which will be held Wednesday, June 23, 1999, at 6:00 p.m. local time, at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California 94086.

         The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

         To assure that your shares are represented, please read the Proxy Statement and promptly mark, date, sign and return the enclosed Proxy in the prepaid envelope provided.

         The Board of Directors and management look forward to seeing you at the meeting.

                                        Sincerely,

                                        /s/James J. Spilker, Jr.
                                        -------------------------------
                                        Dr. James J. Spilker, Jr.
                                        Chairman of the Board

                    [STANFORD TELECOM FACILITIES ADDRESSES]

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       STANFORD TELECOMMUNICATIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(4)  Date filed:

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

                        STANFORD TELECOMMUNICATIONS, INC.

                    Notice of Annual Meeting of Stockholders
                            To Be Held June 23, 1999

         The Annual Meeting of the Stockholders of Stanford Telecommunications, Inc. (the "Company") will be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California 94086, on Wednesday, June 23, 1999, at 6:00 p.m. local time, for the following purposes:

         1. To elect seven Directors to serve for the ensuing year as set forth in the attached Proxy Statement.

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on May 4, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. In accordance with Delaware law, a complete list of stockholders entitled to notice of and to vote at the meeting will be available at the Company's executive offices, 1221 Crossman Avenue, Sunnyvale, California 94089, for ten days prior to the meeting.

         TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                             By order of the Board of Directors,

                                             s/s Jerome F. Klajbor
                                             -----------------------------------
                                             JAMES F. KLAJBOR
                                             Secretary

Sunnyvale, California
May 28, 1999

                        STANFORD TELECOMMUNICATIONS, INC.
                              1221 Crossman Avenue
                           Sunnyvale, California 94089


                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Stanford Telecommunications, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California 94086, on June 23, 1999 at 6:00 p.m. local time and any adjournment thereof.

           Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked before it is voted by any stockholder present at the meeting who expresses a desire to vote his or her shares of common stock, par value $.01 per share, of the Company ("Common Stock") in person. Subject to any such revocation, all shares of Common Stock represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the seven nominees for Director listed in this Proxy Statement and FOR the ratification of Arthur Andersen LLP as the Company's independent public accountants.

         The close of business on May 4, 1999 has been fixed as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. On such date, there were 13,136,948 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters, including the election of Directors whose names have been placed in nomination. A majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. The seven nominees receiving the highest number of votes will be elected as the Directors of the Company. Abstentions will be counted in tabulations of the votes cast for the ratification of the selection of Arthur Andersen LLP, as the Company's independent public accountant and, as a result, will have the same effect as negative votes. Broker non-votes will not be deemed eligible to vote for the ratification of the selection of Arthur Andersen LLP, as the Company's independent public accountant and, as a result, will have no effect.

         A copy of the Company's 1999 Annual Report to Stockholders containing financial statements for fiscal year 1999 accompanies this Proxy Statement. The Company's fiscal year 1999 was composed of one 14-week quarter (quarter ended June 30, 1998) and three 13-week quarters, each of which ended on the Thursday closest to the corresponding calendar quarter end. Fiscal year 1999 ended on April 1, 1999.

          This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about May 28, 1999.

         The expense of printing and mailing proxy material will be borne by the Company. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone or telefax; no additional compensation will be paid for such solicitation.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS

         Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected. Each of the nominees named below is presently a Director of the Company. In the event that any nominee becomes unable or declines to serve for any reason, proxies may be voted for the election of the balance of those nominees named and for such other person or persons as the proxy holders or the present Board of Directors (the "Board") may select, or the size of the Board may be reduced in accordance with the By-laws of the Company. The Board has no reason to believe that any of the nominees named will be unable or unwilling to serve.

Information With Respect to Nominees and Directors

         Set forth below are the names and ages of the nominees and Directors, their principal occupations at present and for the past five years, certain directorships held by certain of the nominees and the year in which each became a Director of the Company.

                        Name and Principal Occupation at Present                              Director
                       and for the Past Five Years; Directorships                              Since            Age
                       ------------------------------------------                              -----            ---
James J. Spilker, Jr............................................................                1973             65

         Dr. Spilker, a cofounder of the Company, has been Chairman of the Board since 1973 and Principal Scientist since June 1995. He served as
         President and Chief Executive Officer of the Company from August 1981 to June 1995.


Val P. Peline...................................................................                1985             68

         Dr.  Peline was elected as a Director  of the Company in October  1985.
         Dr.  Peline  joined the Company as its  President  and Chief  Executive
         Officer  effective  June 5, 1995. Dr. Peline served as President of the
         Electronic Systems Group, a division of Lockheed Corp., from 1987 until he retired from such position in March 1995. Dr. Peline had been President of the Lockheed Space Division from 1984 to March 1987.


Michael Berberian...............................................................                1989             65

         Mr. Berberian, a private investor, was appointed to fill a vacancy on the Board of Directors in December 1989. From 1973 to 1990, he served on the Board of Directors of Lockheed Corp.


Leonard Schuchman...............................................................                1985             62

         Mr.  Schuchman  was elected as a Director of the Company in April 1985.
         Mr.  Schuchman  joined  the  Company in  January  1976 and became  Vice
         President in February 1977. He is responsible for directing the Company's Communication Systems Integration group.

                                      -2-

John W. Brownie.................................................................                1973             65

         Mr.  Brownie,  a cofounder  of the Company,  served as  Executive  Vice
         President of the Company from June 1982 and as General Manager from July 1981 until his retirement in January 1985. He has been a Director of the Company since the Company's organization in May 1973.


C. Jerome Waylan................................................................                1994             57

         Dr. Waylan  was  appointed  to fill a vacancy on the Board of Directors
         in  May  1994.   Dr. Waylan   served  as   President  of  GTE  Spacenet
         Corporation  from 1985 to 1993 and as Executive  Vice  President of GTE
         Mobilnet from 1993 until his  retirement  in April 1996.  From May 1996 to September  1997,  Dr. Waylan served as Executive  Vice  President of
         NextWave  Telecom,  Inc.  Dr.  Waylan has been a Director of  Globecomm
         Systems,  Inc.  since  February 1997. Dr. Waylan is currently the Chief
         Executive Officer of Constellation Communications Inc.


Robert Calafell.................................................................                1999             58

         Mr.  Calafell was  appointed to the Board of Directors in January 1999.
         Mr. Calafell retired as Senior Vice President of GTE after 32 years of service in December 1998. He held several key management positions in GTE, including President of GTE's Airfone, Vice President of Video
         Services,  Vice  President  and  General  Manager  of GTE  South,  Vice
         President of Business  Planning  and  Development  for GTE Sprint,  and
         Senior Vice  President  of Planning and  Business  Development  for GTE
         Corporation.  Mr.  Calafell  serves as a Director  for Pacific  Gateway
         Exchange Inc.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

BOARD OF DIRECTOR'S MEETINGS AND COMMITTEES

         The Company's Board held six meetings during fiscal year 1999 and acted on three matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board and of the committees of the Board on which he serves.

         The Board has a Compensation Committee, an Audit Committee and a Stock Plans Committee. There is no nominating committee or any committee performing a similar function.

         The Compensation Committee held three meetings in fiscal year 1999 and acted on one matter by unanimous written consent. Its function is to determine or review and pass upon management's recommendations with respect to executive compensation and incentive bonuses. The members of the Compensation Committee during fiscal year 1999 were Dr. C. Jerome Waylan and Messrs. Michael Berberian and John W. Brownie.

         The Audit Committee held three meetings in fiscal year 1999. Its functions are to monitor the effectiveness of the audit effort, to monitor the Company's financial and accounting organization and financial reporting and to select a firm of independent public accountants, whose duty it is to audit the books and accounts of the Company. The members of the Audit Committee during fiscal year 1999 were Dr. Waylan and Messrs. Berberian and Brownie.

         The Stock Plans Committee held two meetings in fiscal year 1999 and acted on one matter by unanimous written consent. Its functions are to supervise and manage the Company's Employee Stock Purchase Plan and the 1991 Stock Option Plan. The members of the Stock Plans Committee during fiscal year 1999 were Dr. Waylan and Messrs. Berberian and Brownie.

DIRECTORS' FEES

         Each non-employee Director of the Company receives an annual fee of $15,000 and is entitled to reimbursement for reasonable travel costs associated with his attendance at meetings of the Board and committees of the Board on which he serves.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid for fiscal years 1997, 1998 and 1999 to the Company's Chief
Executive Officer and to each of the other five most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                                        Long-Term
                                                                                       Compensation
                                                      Annual Compensation                 Awards
                                                ---------------------------------    -----------------
                                                                                        Securities
           Name and                  Fiscal                                             Underlying             All Other
      Principal Position              Year        Salary (1)        Bonus (2)            Options            Compensation (3)
--------------------------------    ---------   ---------------   ---------------    -----------------    ---------------------
Val P. Peline                         1999          $400,180                $0             29,000               $ 9,350
Chief Executive Officer               1998          $381,642          $105,579             10,000               $10,110
and President                         1997          $351,931          $103,576            100,000               $10,057

James J. Spilker, Jr.(4)              1999          $282,463                $0              4,000                $5,550
Chairman of the Board                 1998          $270,386           $64,327              5,000                $6,750
                                      1997          $257,309           $66,003                  0                $6,000

Gary S. Wolf                          1999          $221,654                $0             21,500                $6,081
Executive Vice President              1998          $207,996           $45,083              5,000                $6,281
                                      1997          $180,331           $44,279             59,000                $6,264

Leonard Schuchman                     1999          $218,069                $0              9,500                $7,206
Vice President and                    1998          $203,752           $28,878              3,500               $13,936
Director                              1997          $192,523           $40,264              6,000               $10,255

John E. Ohlson                        1999          $202,478                $0              9,500                $7,025
Vice President                        1998          $190,389           $35,678              3,500                $8,136
                                      1997          $178,388           $36,960              6,000                $5,004

Ernest L. Dickens, Jr.                1999          $193,278                $0             15,000                $4,800
Vice President                        1998          $173,261           $40,099              3,500                $6,291
                                      1997          $160,396           $32,564             11,000                $7,264

(1) Fiscal year 1999 consisted of 27 pay periods; fiscal years 1998 and 1997 each consisted of 26 pay periods.

(2) Represents incentive bonuses paid during the fiscal year for prior year's performance pursuant to the Management Incentive Plan. See
         "Compensation and Stock Plans Committees' Report on Executive Compensation".

(3) Fiscal year 1999, other compensation consists of (i) the Company's contribution to the Pension and Profit Sharing portions of the Stanford Telecommunications, Inc. Employee Retirement Program of $4,800 for each officer; (ii) Company-paid life insurance premiums as follows: Val P. Peline, $4,550; Gary S. Wolf, $281; Leonard Schuchman, $906; John E. Ohlson, $725; (iii) patent awards of $1,500 each for Leonard Schuchman and John E. Ohlson, and $750 for James J. Spilker, Jr. and (iv) longevity award of $1,000 for Gary S. Wolf.

(4) Since June 1995, Dr. Spilker has served as Principal Scientist for the Company.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on options granted in fiscal year 1999 to the Named Executive Officers.

                                                Percent of
                                                  Total                                     Potential Realizable Value at
                               Number of         Options                                    Assumed Annual Rates of Stock
                              Securities        Granted to                                  Price Appreciation for Option
                              Underlying        Employees      Exercise                                Term (2)
                                Options         in Fiscal     Price Per      Expiration    ---------------------------------
          Name                Granted (1)         Year          Share          Date             5%                10%
-------------------------    --------------    -----------    -----------   -----------    --------------    ---------------
Val P. Peline                     4,000            0.7%         $16.00          4/9/08        $40,249             $101,100
                                 25,000            4.5           14.25         3/30/09        224,044              567,771

James J. Spilker, Jr.             4,000            0.7           16.00          4/9/08         40,249              101,100

Gary S. Wolf                      4,000            0.7           16.00          4/9/08         40,249              101,100
                                 17,500            3.1           14.25         3/30/09        156,831              397,440

Leonard Schuchman                 3,500            0.6           16.00          4/9/08         35,218               89,250
                                  6,000            1.1           14.25         3/30/09         53,770              136,265

John E. Ohlson                    3,500            0.6           16.00          4/9/08         35,218               89,250
                                  6,000            1.1           14.25         3/30/09         53,770              136,265

Ernest L. Dickens, Jr.            5,000            0.9           16.00          4/9/08         50,312              127,499
                                 10,000            1.8           14.25         3/30/09         89,617              227,108

(1) All options granted in fiscal year 1999 were granted pursuant to the 1991 Stock Option Plan (the "Option Plan"). The Option Plan provides for granting either incentive or non-qualified stock options. All options granted in fiscal year 1999 were non-qualified stock options granted at 100% of the fair market value of the Common Stock on the date of grant. The options generally expire ten years from date of grant, unless earlier terminated in certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date, except those granted to Dr. Peline which vest 100% after one year, but vesting ceases when the optionee terminates employment. All options granted under the Option Plan which have been held for at least one year will vest in full in the event of the sale, dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation or becomes the subsidiary of another entity, or an offer to all stockholders of the Company to purchase more than 50% of the Company's outstanding shares.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the option term are prescribed by the rules of the SEC and do not represent the Company's estimate or projection of the future price of its Common Stock. If the Common Stock does not appreciate above the exercise price, the Named Executive Officers will receive no benefit from the options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

         The following table shows the options  exercised by the Named Executive
Officers during fiscal year 1999 and the number of shares of Common Stock underlying outstanding stock options held by each of the Named Executive
Officers as of the end of fiscal year 1999. On such date, the closing price of the Common Stock on the Nasdaq National Market was $15.125 per share.

                                                                           Number of Securities         Value of Unexercised
                                                                          Underlying Unexercised            In-the-Money
                                                                            Options at Fiscal             Options at Fiscal
                                                                                 Year-End                     Year-End
                                Shares Acquired on        Value                Exercisable/                 Exercisable/
           Name                      Exercise          Realized (1)           Unexercisable                 Unexercisable
           ----                      --------          ------------           -------------                 -------------
Val P. Peline                       0 Shares                 n/a              330,000/29,000             $1,708,750/$21,875
                                  Common Stock                                 Common Stock

James J. Spilker, Jr.               0 shares                 n/a               24,375/9,725               $198,569/$15,306
                                  Common Stock                                 Common Stock

Gary S. Wolf                        0 shares                 n/a              76,485/56,075               $429,766/$64,206
                                  Common Stock                                 Common Stock

Leonard Schuchman                 4,900 shares           $45,319              67,808/15,756               $481,110/$17,672
                                  Common Stock                                 Common Stock

John E. Ohlson                    6,720 shares           $49,560              15,337/15,633               $100,509/$16,718
                                  Common Stock                                 Common Stock

Ernest L. Dickens                   0 shares                 n/a              11,073/23,365                $29,024/$18,141
                                  Common Stock                                 Common Stock

(1) Based on the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

COMPENSATION AND STOCK PLANS COMMITTEES' REPORT ON EXECUTIVE COMPENSATION

Executive Compensation

         The Compensation Committee of the Board of Directors is responsible for developing and recommending to the Board policies on compensation of the Company's senior executives. The Stock Plans Committee of the Board of Directors administers the Company's stock option plans and recommends to the Board policies on stock options and other equity-based incentives. Set forth below, in accordance with the rules of the Securities and Exchange Commission ("SEC"), is a joint report of the Compensation and Stock Plans Committees concerning those policies and how they were applied to the fiscal year 1999 compensation to Dr. Val P. Peline, President and Chief Executive Officer, and to all other executive officers of the Company.

General Executive Compensation Policies

         The Company's compensation program is designed to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. To that end, the Company strives to pay competitive base salaries and to provide incentives to its executives by linking individual compensation to Company and business unit performance through an annual incentive bonus plan, and linking executive and stockholder interests through a stock option plan.

         Each of the Compensation and Stock Plans Committees annually review salaries, incentive compensation and stock options, and other aspects of executive compensation. In general, the purpose of such reviews is to ensure that the Company's overall executive compensation program remains competitive with other companies that are similar in revenues, profitability, asset size and markets served and that executive pay reflects both the individual's performance and the overall performance of the Company. Salary survey information from Western Management Group and Radford Associates for companies designated as "high technology companies," many of which are included in the S&P High Technology Index (the "Comparable Companies"), as well as other publicly available sources are used in the evaluation to determine the competitiveness of the executive compensation program. The Compensation Committee attempts to establish base salaries for the Company's executive officers in the median range of the Comparable Companies. The target for incentive compensation is mid-range for Comparable Companies. This approach reflects the Compensation Committee's aim to be competitive in the market for executive talent, without lowering its performance expectations.

         In determining fiscal year 1999 compensation for the executive officers, the Compensation Committee reviewed the Company's financial results for fiscal year 1998, together with a comparison against plan and results achieved during prior fiscal years. The Compensation Committee evaluates company performance based primarily on profitability, with consideration also given to revenue growth as well as individual performance. For fiscal year 1998, revenues decreased by 8% from fiscal year 1997. Net income for fiscal year 1998 decreased to $5,216,000 from $8,011,000 in fiscal year 1997.

Summary of Fiscal Year 1999 Compensation Programs

         For fiscal year 1999, the executive compensation program consisted of base salary and eligibility for participation in the Management Incentive Plan and the Management Option Incentive Program.

         Base Salary

         The Compensation Committee determines the base salaries of the Company's executive officers based on the Company's revenues and profitability for the prior year, as well as its assessment of individual performance, and the comparability considerations described above. The average base salary for executive officers during fiscal year 1999 increased 2.6% from fiscal 1998.

         Management Incentive Plan

         Under the Management Incentive Plan which was adopted during fiscal year 1996, executive officers as well as other key management and technical personnel may receive incentive compensation based upon the Company and participants achieving mutually agreed upon measurable objectives. The Management Incentive Plan contemplates that, each year, the Board will establish the Company objectives, and the Company objectives will become the objectives of the President and the Chairman of the Board. The President then will establish individual objectives for the executive officers who report directly to him, and each of such executive officers then will establish objectives for those persons who participate in the Management Incentive Plan and report to him. The President will review and approve the objectives for all participants to assure that the individual objectives collectively will serve the Company in achieving the objectives set by the Board. At the end of each fiscal year, each participant will become eligible for an award under the Management Incentive Plan based on the Company achieving the objectives set forth by the Board and the participant's performance and accomplishment toward the objectives set forth for such participant. Awards to executive officers are determined by the Compensation Committee after the Company evaluation and bonus pools are established by the Board. The Board establishes the bonus pool by a formula based on the performance of the Company and of each of the participants. In March 1999, the Board of Directors evaluated the Company's performance against stated objectives and established a bonus pool. In April of 1999, in accordance with the Management Incentive Plan the Compensation Committee determined individual bonuses for the Executive Officers based on the achievements of the stated objectives.

         Stock Options; Management Option Incentive Program

         The Compensation and Stock Plans Committees view stock options as a means of linking executive and stockholder interests. Each year, the Stock Plans Committee considers and may approve stock option grants, determining such aspects as grant size, vesting schedules and plan participants. In May 1993, the Board of Directors adopted an Officers' Option Incentive Program to establish a policy governing annual options grants to eligible officers. During fiscal year 1996, the Board of Directors revised the Officer's Option Incentive Program to expand the number of management personnel eligible for option grants under the program and renamed the program the Management Option Incentive Program, to be effective beginning in fiscal year 1997. Under the Management Option Incentive Program, management personnel who participate in the Company's Management Incentive Plan will be considered for a stock option grant under the revised program. The number of options already held by the eligible participants is not a factor in determining whether an otherwise eligible officer will receive an option grant. It is anticipated that annual option grants will be made to certain officers of the Company, including the Named Executive Officers; however, the Compensation and Stock Plans Committees may exclude certain officers from receiving options as they deem appropriate. Options proposed under this program are subject to the Stock Plans Committee's discretion under the provisions of the Company's 1991 Stock Option Plan. On April 9, 1998 a total of 215,750 options were granted pursuant to the Management Option Incentive Program for fiscal year 1998 and on March 30, 1999 a total of 342,600 options were granted for fiscal year 1999 of which the Named Executive Officers received an aggregate of 33,000 and 84,000 options for fiscal years 1998 and 1999, respectively.

Dr. Peline's Fiscal Year 1999 Compensation

           The Compensation and Stock Plans Committees annually review Dr. Peline's performance to determine his base salary, incentive compensation and stock option grants. The purpose of this review is to ensure that Dr. Peline's compensation package remains competitive with chief executives of other companies similar to the Company in revenues, profitability, asset size and markets served. Salary survey information from Western Management Group and Radford Associates as well as other publicly available sources are used to determine the competitiveness of Dr. Peline's overall compensation. The Compensation Committee has determined that the President's base salary should be competitive with those companies contained in the salary surveys and tied to the Company's financial performance. Given the Company's financial performance in fiscal year 1998, Dr. Peline's salary was not increased from the prior year salary of $385,000. The Stock Plan Committee approved an option grant of 4,000 shares to Dr. Peline for fiscal year 1998 and an option grant of 25,000 shares for fiscal year 1999.

           Policy with Respect to Deductibility of Compensation

           Section 162(m) of the Internal Revenue Code, as amended, generally disallows tax deductions by a company for compensation paid to certain of such company's executive officers in excess of $1,000,000 per person during the fiscal year. Final regulations under Section 162(m) (the "Final Rules") were issued by the Internal Revenue Service in December 1995 and include an exemption from the deduction limitation for compensation that is "performance-based" within the meaning of Section 162(m) and the Final Rules.

           The Compensation and Stock Plans Committees intend to include performance-based compensation in the executive compensation program to the extent reasonably necessary in order to minimize the effects of Section 162(m). However, in light of the Company's intent to remain competitive in its compensation of executives and other employees, the Company might pay compensation that is not performance-based and that would not be tax deductible.

                                        COMPENSATION COMMITTEE
                                             C. Jerome Waylan
                                             Michael Berberian
                                             John Brownie

                                        STOCK PLANS COMMITTEE
                                             Michael Berberian
                                             John Brownie
                                             C. Jerome Waylan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The SEC requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of another entity and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee and the Stock Plans Committee. During fiscal year 1999, the Compensation and Stock Plans Committees were comprised entirely of non-employee Directors. Mr. Brownie, who serves as a member of both such committees, was a former officer of the Company. Mr. Brownie retired from the Company in 1985.

                             STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P High Technology Composite Index and the S&P 500 Composite Index for a period of five fiscal years ended March 31, 1999. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T.]

                              Comparison of Cumulative Total Return
                         Stanford Telecommunications, Inc. Common Stock
               S & P High  Technology  Composite  Index and S & P 500  Composite Index

                                  1994          1995          1996          1997          1998          1999
-------------------------------------------------------------------------------------------------------------------
 Stanford Telecom                 100.00         96.13        186.06        207.76        209.32        192.26
-------------------------------------------------------------------------------------------------------------------
 S & P High Technology            100.00        126.54        170.85        230.96        349.06        559.93
-------------------------------------------------------------------------------------------------------------------
 S & P 500                        100.00        115.57        152.67        182.93        270.74        320.72
-------------------------------------------------------------------------------------------------------------------

                                         STOCK OWNERSHIP

         The  following  table sets forth,  as of March 31, 1999,  the names and addresses  of all  persons  who  beneficially  owned,  to the  knowledge  of the
Company,  more than 5% of the outstanding shares of Common Stock, and the number of shares beneficially owned by each Director and nominee,  each Named Executive
Officer and all Directors and executive officers as a group. Except as otherwise indicated and subject to community  property laws where applicable,  each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective persons.
                                                                                        Beneficial Ownership of
                                                                                              Common Stock
                                                                                  -------------------------------------
                                                                                     Number of             Percent
                                                                                      Shares              of Class
                                                                                  ----------------     ----------------
Directors and Executive Officers:
James J. Spilker, Jr. (1) ....................................................        1,279,539               9.8%
1221 Crossman Avenue
Sunnyvale, California  94089

Michael Berberian  ...........................................................          822,850               6.3%
5200 North Palm, Suite 203
Fresno, California  93704

Val P. Peline (2).............................................................          336,500               2.6%

Leonard Schuchman (3).........................................................          296,558               2.3%

John E. Ohlson (4)............................................................          168,781               1.3%

Gary S. Wolf (5)..............................................................          142,617               1.1%

John W. Brownie (6)...........................................................           44,950               *

Ernest L. Dickens (7).........................................................           13,823               *

C. Jerome Waylan .............................................................            1,000               *

All Directors and executive officers as a group
(12 persons) (8)..............................................................        3,169,599              24.3%

5% Stockholder:
Kopp Investment Advisors, Inc.; Leroy C. Kopp (9).............................        2,404,665              18.4%
7701 France Avenue South, Suite 500
Edina, Minnesota  55435

*Less than 1%

Footnotes appear on the following page.

                                                       -12-

----------
(1)      Includes  26,625  shares  subject to options  exercisable  within 60 days after  March 31, 1999 and 20,000 shares held by Dr. Spilker's wife.

(2)      Includes 334,000 shares subject to options exercisable within 60 days after March 31, 1999.

(3)      Includes 70,183 shares subject to options exercisable within 60 days after March 31, 1999.

(4)      Includes 17,712 shares subject to options exercisable within 60 days after March 31, 1999.

(5)      Includes 80,985 shares subject to options exercisable within 60 days after March 31, 1999 and 3,000 shares held by Mr. Wolf's minor daughter.

(6)      Consists of shares held in trust for John W. and Alice Brownie.

(7)      Consists of shares subject to options exercisable within 60 days after March 31, 1999.

(8)      Includes an  aggregate of 596,107  shares  subject to options  exercisable  within 60 days after March 31,
         1999.

(9)      According  to  Schedule  13G filed  March 4,  1999 (the  "Schedule  13G")  filed  with the SEC by (i) Kopp
         Investment Advisors,  Inc., a Minnesota corporation ("KIA") and a registered investment advisor, (ii) Kopp
         Holding Company,  a Minnesota  corporation and the parent  corporation of KIA ("KHC"),  and (iii) LeRoy C.
         Kopp, the sole stockholder of KHC ("Kopp" and collectively with KIA and KHC, the "reporting persons"), KIA beneficially  owns 2,226,665 shares of Common Stock and Kopp  beneficially owns 2,404,665 shares of Common
         Stock  (including the shares  beneficially  owned by KIA).  KHC, as the parent  corporation of KIA reports indirect ownership of the Common Stock beneficially owned by KIA. KIA reports shared investment power with respect to all of the shares of Common Stock it beneficially owns (by virtue of limited powers of attorney and/or investment  advisory  agreements) and reports sole voting power with respect to 36,000 shares. Kopp reports  sole  voting  and sole  investment  power  with  respect  to  178,000  shares of Common  Stock he beneficially owns. All of the reporting persons have the same business address.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and holders of more than 10% of the outstanding Common Stock ("insiders") to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Insiders also are required to furnish the Company with a copy of all reports that they file with the SEC pursuant to Section 16(a).

         Based solely on its review of such reports or written representations with respect to Section 16(a) reports by insiders, the Company believes that during fiscal year 1998, each of the insiders complied with all applicable filing requirements under Section 16(a).

                                   PROPOSAL 2


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Arthur Andersen LLP to serve as the Company's independent public accountants for fiscal year 2000. While it is not required to do so, the Board is submitting to the stockholders the selection of that firm for ratification in order to ascertain the stockholders' views. If such selection is not ratified by the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote, the Board will reconsider its selection.

         Representatives of Arthur Andersen LLP are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


                              STOCKHOLDER PROPOSALS

         To be considered for presentation at the 2000 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company not later than January 28, 2000.

         In addition, the proxy solicited by management of the Company for the 2000 Annual Meeting of Stockholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal on or prior to April 13, 2000.



                                  OTHER MATTERS

         Management knows of no other business which will be presented for consideration at the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly.

                                             By order of the Board of Directors,

                                             /s/ Jerome F. Klajbor
                                             -----------------------------------

                                             JEROME F. KLAJBOR
                                             Secretary

                                                                      Appendix A

--------------------------------------------------------------------------------
PROXY                   STANFORD TELECOMMUNICATIONS, INC.                  PROXY


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 23, 1999

         James J. Spilker, Jr. and Jerome F. Klajbor, or either of them each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual
Meeting of Stockholders of Stanford Telecommunications, Inc. to be held on Wednesday, June 23, 1999, or at any adjournment of the Annual Meeting.

         YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares, and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the June 23, 1999 Annual Meeting of Stockholders.

         Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote "FOR" the election of each of the nominees for director and "FOR" Item 2 ratification of the appointment of the Company's independent auditors.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO SHOW THE TEXT
           POSITION ON THE FRONT OF THIS PROXY CARD

--------------------------------------------------------------------------------

                                                                [X] Please mark
                                                                     votes as in
                                                                    this example


1. Election of Directors.

                                                               WITHHOLD
   Nominees: Michael Berberian,                 FOR            AUTHORITY
   John W. Brownie, Val P. Peline,
   Leonard Schuchman,                           [ ]               [ ]
   James J. Spilker, Jr.,
   C. Jerome Waylan,
   Robert Calafell.

   [ ] _________________________________________
       For all nominees except as noted above

2. Ratification  of the appointment of Arthur      FOR      AGAINST     ABSTAIN
   Andersen LLP as the Company's  independent      [ ]        [ ]          [ ]
   auditors for the current fiscal year.

3. Upon  any  other   matters   which   might
   properly come before this meeting.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE
"FOR" THE  ELECTION  OF EACH OF THE  NOMINEES
FOR DIRECTOR AND "FOR" ITEM 2.


                                             MARK HERE FOR ADDRESS
                                             CHANGE AND NOTE AT LEFT   [ ]


Signature(s) ___________________________________________________________________

Dated ____________________________________,1999


Please sign exactly as your name appears on this proxy. If signing for executor, trust, or corporation, title and capacity should be stated. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO SHOW THE TEXT
           POSITION ON THE BACK OF THIS PROXY CARD

                                                                      1920-PS-99